EXHIBIT 99.1

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 11-K

                                  ANNUAL REPORT

                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934

                   For the fiscal year ended December 31, 1996


                         COMMISSION FILE NUMBER: 0-19398

A.   Full title of the Plan and the address of the Plan:

                       Virginia Beach Federal Savings Bank
                          Employee Stock Purchase Plan
                         c/o Human Resources Department
                       Virginia Beach Federal Savings Bank
                             Pavilion Center Office
                               2101 Parks Avenue,
                         Virginia Beach, Virginia 23451

B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                  Virginia Beach Federal Financial Corporation
                          2101 Parks Avenue, Suite 400
                         Virginia Beach, Virginia 23451

                              REQUIRED INFORMATION

                                                                        PAGE
                                                                     -----------





(a)      Financial Statements

         Independent Auditor's Report......................                  1

         Statement of Financial Condition..................                  2

         Statement of Income and Changes in Plan Equity....                  3

         Notes to Financial Statements.....................              4 - 7



(b)      Consent of Independent Auditors...................                  8

                          Independent Auditor's Report
                          ----------------------------

To the Participants and Plan Administrator of the Virginia Beach Federal Savings Bank Employee Stock Purchase Plan

We have audited the accompanying statement of financial condition of Virginia Beach Federal Savings Bank Employee Stock Purchase Plan as of December 31, 1996 and 1995, and the related statement of income and changes in plan equity for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Virginia Beach Federal Savings Bank Employee Stock Purchase Plan as of December 31, 1996 and 1995, and the results of its operations and changes in plan equity for the years then ended in conformity with generally accepted accounting principles.



                                         \s\  KPMG PEAT MARWICK LLP

Richmond, Virginia
March 13, 1997

        Virginia Beach Federal Savings Bank Employee Stock Purchase Plan
                        Statement of Financial Condition

                           December 31, 1996 and 1995

                                                                                                  1996                 1995
                                                                                         ------------------------------------------
Assets:

Investments, at market value -

     Virginia Beach Federal Financial Corporation Common Stock
         18,563 shares in 1996 - Cost $160,303;
         24,741 shares in 1995 - Cost $199,972 (Note 4).................................             $ 175,188          $ 191,742

Contributions receivable................................................................                 2,968             15,644
                                                                                         ------------------------------------------

         Total Assets...................................................................             $ 178,156          $ 207,386
                                                                                         ==========================================



Liabilities and Plan Equity:

Stock purchase payable..................................................................             $      --          $  11,912

Plan equity.............................................................................               178,156            195,474
                                                                                         ------------------------------------------

         Total Liabilities and Plan Equity..............................................             $ 178,156          $ 207,386
                                                                                         ==========================================















                 See accompanying Notes to Financial Statements

        Virginia Beach Federal Savings Bank Employee Stock Purchase Plan
                 Statement of Income and Changes in Plan Equity

                      Year Ended December 31, 1996 and 1995

                                                                                         1996                    1995
                                                                                -------------------------------------------------


Contributions to the plan:

     Employee..................................................................             $  80,115                 $ 144,569

     Employer..................................................................                 4,217                     7,267

Dividend income................................................................                 2,761                     3,818
                                                                                -------------------------------------------------

         Total.................................................................                87,093                   155,654

Unrealized appreciation of investments (Note 4)................................                23,115                    18,087

Withdrawals - distributions to participants....................................              (127,526)                  (90,028)
                                                                                -------------------------------------------------

Net (decease) increase in plan equity..........................................               (17,318)                   83,713

Plan equity - beginning of period..............................................               195,474                   111,761
                                                                                -------------------------------------------------

Plan equity - end of period....................................................             $ 178,156                 $ 195,474
                                                                                =================================================

Net asset value per unit.......................................................             $    9.60                 $    7.90
                                                                                =================================================

Number of units outstanding....................................................                18,563                    24,741
                                                                                =================================================


                 See accompanying Notes to Financial Statements

        Virginia Beach Federal Savings Bank Employee Stock Purchase Plan
                          Notes to Financial Statements

                           December 31, 1996 and 1995

Note 1 - Plan Description

Virginia Beach Federal Savings Bank ("the Bank") established the Virginia Beach Federal Savings Bank Employee Stock Purchase Plan ("the Plan") effective April 1, 1994, and amended the Plan effective in January 1996. The following is a brief description of the Plan provided for general information purposes only. Participants should refer to the Plan Agreement for more complete information.

The Plan is not qualified under Section 401(a) of the Internal Revenue Code and is exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA). During 1995 and 1994 the Bank's Board of Directors ("Board of Directors") appointed First Union National Bank of North Carolina ("Plan Administrator") to administer the Plan and make purchases of common stock of Virginia Beach Federal Financial Corporation ("the Corporation") as agent for the participants. The Board of Directors has the authority to make changes in the Plan and to appoint or to remove the Plan Administrator, at any time. Effective January 1996, the Board of Directors appointed American Stock Transfer & Trust Company to serve as Plan Administrator.

The Plan offers a way for employees to commence or increase their ownership of the Corporation's common stock. All employees are eligible to participate in the Plan on a voluntary basis up to a maximum of $900 per pay period. Once an employee is enrolled as a participant in the Plan, payroll deductions are made and such funds are used to purchase common stock of the Corporation in the open-market, or directly from the Corporation under the terms of the Plan. The Plan grants participants options to purchase common stock of the Corporation at 95% of the current market price during a thirty day investment period. The Bank contributes the remaining 5%. The participant pays no brokerage commissions or service charges for purchases made under the Plan. Certain charges, such as brokerage commissions and transfer taxes, may be incurred upon a participant's withdrawal from the Plan or upon termination of the Plan. The Plan Administrator may deduct expenses from the Plan to the extent such expenses have not been paid directly by the Bank; provided that not less than 15 days written notice of such intent to make such deductions is furnished to the Bank.

The Plan Administrator holds and acts as custodian of shares purchased under the Plan. The Plan Administrator may establish such procedures and make such other provisions for the administration and operation of the Plan as it deems appropriate to give effect to the Plan's purpose.

Cash dividends paid on shares credited to a participant's account will be retained in the participant's account and invested in common stock as soon as practicable following the dividend payment date.

Notes to Financial Statements
December 31, 1996 and 1995 (Continued)

A participant may withdraw from the Plan at any time to be effective as of the first day of any calendar quarter. Upon termination of employment with the Bank, participation under the Plan shall immediately cease and no unexercised options to purchase common stock under the Plan shall be deemed exercisable. Termination of employment shall include termination as a result of death or disability of the participant.

Upon written request to the Plan Administrator, a participant may request the distribution of shares held under the Plan in stock certificates of not less than 100 share increments on a quarterly basis. Alternatively, a participant may request that such distribution be made in the form of cash, in which case such distribution of cash will be made in accordance with established procedures, with the proceeds from the sale of such shares, less any brokerage commissions and any taxes, if applicable, remitted to the participant. Such distribution of Plan shares shall not be deemed a "Withdrawal" under the Plan.

Each participant has the authority to direct the Plan Administrator in the manner of voting the number of whole shares (units) and fractional shares of common stock held in his or her account. The aggregate number of remaining shares representing shares for which no participant voting instructions are received in a timely manner shall not be voted by the Plan Administrator.

Note 2 - Summary of Significant Accounting Policies

The financial statements are prepared on the accrual basis of accounting whereby Plan contributions and withdrawals are recognized as incurred; dividend income is recognized when earned; and unrealized appreciation or depreciation of investments is recognized as it occurs.

The common shares of Virginia Beach Federal Financial Corporation are valued at fair value based upon the last traded market price at year end.

Contributions receivable represent amounts withheld from participants prior to year-end, and which were scheduled for payment to the Plan for investment subsequent to the Plan's year end.

Note 3 - Tax Status

The Plan was established to qualify as an Employee Stock Purchase Plan as defined in Section 423 of the Internal Revenue Code.

The following is a brief summary of the tax consequences of the Plan. Participants should consult their tax advisors as to the tax consequences of their individual transactions.

(1) The grant of an option to purchase stock under the Plan will not, by itself, result in the recognition of taxable income to the participant or entitle the Bank to a deduction at the time of such grant.

Notes to Financial Statements
December 31, 1996 and 1995 (Continued)

(2) The exercise of an option generally will not, by itself, result in the recognition of taxable income to the participant or entitle the Bank to a deduction at the time of such exercise. Provided that the participant holds such shares received under the Plan for at least one year after acquisition of the shares or two years after the grant of the option, whichever is later, the participant will recognize taxable income upon sale of such common stock as follows:

      a) with respect to the 5% purchase discount, the difference between the amount paid by the participant for such common stock (the option exercise price) and the Plan purchase price of the common stock will be taxable as ordinary income upon the sale of the common stock;

      b) the participant will recognize capital gain upon the sale of the common stock received upon the exercise of options to purchase such stock under the Plan, to the extent that the sale price of such common stock exceeds the Plan purchase price of such common stock;

      c) if the sale price of such common stock is below the Plan purchase price of such common stock, the participant shall recognize a long-term capital loss upon the sale of such common stock.

(3) The sale of the common stock acquired within two years of the date of grant of such option or one year of such acquisition, whichever is later, will result in the recognition of ordinary income by the participant on the date of sale in an amount equal to the difference between the exercise price of such option (i.e., 95% of the market price of the stock purchased) and the sale proceeds of such common stock.

(4) Receipt of cash dividends on stock held under the Plan will result in taxable income to the participant in the year received without regard to the reinvestment of such dividends for the purchase of additional common stock under the Plan.

Note 4 - Unrealized Appreciation of Investments

The following table summarizes the unrealized appreciation (depreciation) of the Plan's investments in common stock for the periods ended December 31, 1996 and 1995.

                                                                                   1996                   1995
                                                                          -----------------------------------------------



Market value.............................................................           $  175,188                $ 191,742

Prior year accumulated unrealized depreciation...........................               (8,230)                 (26,317)

Cost.....................................................................              160,303                  199,972
                                                                          -----------------------------------------------

Unrealized appreciation .................................................            $  23,115                $  18,087
                                                                          ===============================================

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Virginia Beach Federal Financial Corporation

We consent to incorporation by reference in Registration Statement No. 33-76678 on Form S-8 of Virginia Beach Federal Financial Corporation of our report dated March 13, 1997, relating to the statements of financial condition of Virginia Beach Federal Savings Bank Employee Stock Purchase Plan as of December 31, 1996 and 1995, and the related statements of income and changes in plan equity for the years then ended, which report is included in the December 31, 1996 annual report on Form 11-K of Virginia Beach Federal Savings Bank Employee Stock Purchase Plan.

/s/ KPMG Peat Marwick LLP
-------------------------

Richmond, Virginia
March 26, 1997

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Board of Directors has duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                         VIRGINIA BEACH FEDERAL SAVINGS BANK
                             EMPLOYEE STOCK PURCHASE PLAN

     March 27, 1997      /s/ John A. B. Davies, Jr.
     --------------     -------------------------------------------------------
               Date            John A. B. Davies, Jr.
                               President/Chief Executive Officer

     March 27, 1997       /s/ Dennis R. Stewart
     ---------------    --------------------------------------------------------
               Date           Dennis R. Stewart
                              Executive Vice President/Chief Financial Officer